UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 25, 2011 (March 15, 2011)

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097

(Address of principal executive offices)	(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 15, 2011, Joseph G. Parham, Jr., the Vice President and Chief Human Resources Officer of Asbury Automotive Group, Inc. (the "Company"), entered into a sales plan (the "Parham Plan") pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Commencing on April 15, 2011, Mr. Parham's broker may purchase up to a certain number of shares of the Company's common stock for Mr. Parham's account at specified market prices through April 15, 2012. The Parham Plan terminates on April 15, 2012, unless terminated at an earlier date in accordance with its terms.

On March 17, 2011, Charles R. Oglesby, Executive Chairman of the Company, entered into a sales plan (the "Oglesby Plan") pursuant to Rule 10b5-1 of the Exchange Act. Commencing on April 18, 2011, Mr. Oglesby's broker may sell up to a certain number of shares of the Company's common stock at specified minimum market prices through July 29, 2011, upon the exercise of options granted to Mr. Oglesby in March 2002 that expire in March 2012. The Oglesby Plan terminates on July 29, 2011, unless terminated at an earlier date in accordance with its terms.

Specific sales transactions under the each Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: March 25, 2011	By:	/s/ Ryan T. Marsh
	Name:	Ryan T. Marsh
	Title:	Vice President and Treasurer